SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007
APACHE CORPORATION
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification Number)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events
On March 29, 2007, Apache Corporation announced closed on the previously announced $1 billion acquisition of controlling interest in 28 producing oil and natural gas fields on more than 218,000 gross acres (approximately 143,000 net acres) with over 300 drilling locations in the Permian Basin of West Texas from Anadarko Petroleum Corporation. The full text of the press release announcing the closing of this transaction is listed under Item 9.01 as Item 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements, and Exhibits
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 29, 2007, “Apache Closes $1 Billion Acquisition of 28 Anadarko Permian Fields.”
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APACHE CORPORATION
Date: March 30, 2007	/s/ John J. Christmann
John J. Christmann
Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated March 29, 2007, “Apache Closes $1 Billion Acquisition of 28 Anadarko Permian Fields.”